EXHIBIT 4.1

                               PROPOSED FINANCING

                                       OF

                          CHARTWELL INTERNATIONAL, INC.

                                     (A-1)



     By reading the information contained within this document, the recipient agrees with Chartwell International, Inc. (the "Company") to maintain in confidence such information, together with any other non-public information regarding the Company obtained from the Company or its agents during the course of the proposed financing. The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rules promulgated under Regulation FD by the Securities and Exchange Commission.








     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED TO SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIRMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS IS AVAILABLE.

                                  CONFIDENTIAL

                               SUMMARY OF OFFERING

     This Confidential Summary of Offering is not intended to be contractually binding, other than the section entitled "Confidential Information" and is subject in all respects (other than with respect to such section) to the execution of the Securities Purchase Agreement.

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Issuer:                                         Chartwell International, Inc., a Nevada corporation (the "Company").

Securities Offered:                             Up to 10,000,000 shares of common stock, par value $0.001 per share of the Company, subject to adjustment by the Company (the "Offering").

                                                The Offering, subject to authorization from the Board of
                                                Directors of the Company, will be completed on a best efforts basis and subject to adjustment by the Company.

Purchase Price:                                 $1.50 per share of common stock.

Closing Date:                                   The Company and each Investor shall execute a Securities Purchase
                                                Agreement in substantially the form set forth herein.  The closing of the Offering shall occur continuously as subscriptions and proceeds are received, and certificates representing the Shares shall be issued to the Investors and funds paid to the Company (the "Closing
                                                Date").  However, the Closing Date shall be no earlier than the date on which the Company's Amended and Restated Articles of Incorporation
                                                effecting a 1-for-10 reverse stock split becomes effective and no later than June 30, 2005, which may be extended by the Company at the sole discretion of the Company for a period of 30 days.

Investor Qualifications:                        Each Investor must be an "accredited investor" as defined in
                                                Regulation D of the Securities Act of 1933, as amended (the
                                                "Securities Act"), and must represent and warrant to the Company that it is acquiring the Shares for investment with no present intention of distributing any of the Shares.  The Securities Purchase Agreement
                                                contains other appropriate representations and warranties of the
                                                Investor to the Company.  The Company will use the answers and information provided by each Investor as part of its own procedures to confirm the accuracy of the statements as to such Investor in the
                                                Registration Statement on Form SB-2 (the "Registration Statement"),
                                                including the information in the sections to be entitled "Selling
                                                Stockholders" and "Plan of Distribution." If the Investors are deemed
                                                "underwriters" as that term is defined in the Securities Act, then such Investors will have statutory responsibilities as to the accuracy of any Registration Statement used by them.

Registration of the Shares:                     The Company will use its best efforts, subject to receipt of necessary information from the Investors, to cause a Registration
                                                Statement relating to the resale of the Shares by the Investors to be filed with the Securities and Exchange Commission (the "SEC").
                                                Subject to certain blackout periods, the Company is obligated to use its best efforts, with respect to each Investor's Shares purchased in the Offering, to maintain the Registration Statement's effectiveness until the earlier of (i) two years after the closing of the Offering,

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
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                                                (ii) the date on which the Investor may sell all Shares then held by the Investor without restriction by the volume limitations of Rule
                                                144(e) of the Securities Act, or (iii) such time as all Shares purchased by such Investor in the Offering have been sold pursuant to a registration statement.

Limitations on Sales Pursuant to                To resell Shares pursuant to the Registration Statement, the Investor
Registration Statement:                         will be required to:

                                                (a)      Deliver, prior to selling any Shares, a current prospectus of the Company to the transferee (or arrange for delivery to the transferee's broker).  Upon receipt of a written request therefore, the Company has agreed to provide an adequate
                                                         number of current prospectuses to each Investor and to
                                                         supply copies to any other parties requiring such
                                                         prospectuses.  In certain circumstances, the Company may
                                                         suspend the effectiveness of the Registration Statement for certain periods of time during which the Investors will not be able to resell their Shares.  In the event of such a
                                                         suspension, the Company will notify each Investor in writing and, subject to certain conditions, will use best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable within twenty business
                                                         days after such suspension begins, and will promptly deliver a revised prospectus, if applicable, for each Investor's use.

                                                (b)      Deliver the stock certificate along with the Certificate of
                                                         Subsequent Sale in the form attached as Exhibit A to the
                                                         Securities Purchase Agreement to the Company and its
                                                         transfer agent so that the Shares may be properly transferred.

Securities Certificates:                        Certificates evidencing the Shares which are delivered to each
                                                Investor within seven days of each closing and will bear a restrictive legend stating that such securities have been sold pursuant to the Securities Purchase Agreement and that the shares may not be resold except as permitted under the Securities Act pursuant to a Registration Statement that has been declared effective or an exemption therefrom, and may be resold subject to certain limitations and procedures agreed to in the Securities Purchase Agreement.

Indemnification:                                By executing the Securities Purchase Agreement, each Investor will agree to indemnify the Company against certain liabilities.

Risk                                            Factors: The securities offered hereby involve a high degree of risk. Each Investor must read the disclosure relating to the risks affecting the Company as set forth in Annex II of the
                                                Securities Purchase Agreement, in addition to, documents filed by the Company with the SEC under the Securities Exchange
                                                Act of 1934, as amended.

Nasdaq OTC Bulletin Board Symbol:               CWII

Confidential Information:                       The recipient of this Confidential Summary of Terms and Conditions and the materials attached hereto agrees with the Company to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the

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                                                Company, or its agents during the course of the proposed Offering.
                                                The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rules promulgated by the SEC pursuant to Regulation FD.

Transfer Agent:                                 OTR, Inc., 1000 SW Broadway, Suite 90020, Portland, Oregon  97205,
                                                tel. (503) 225-0375.

Introduction Fee:                               The Company has engaged Orchestra Finance LLP ("OFL") , and others
                                                (collectively, as the "Introducers") to introduce or refer investors to the Company.  Subject to the approval of the Company's Board of
                                                Directors, the Introducers will collectively receive from the Company an aggregate of 10 % fee based on the gross proceeds from the sale of the Shares (the "Introduction Fee"), which shall be paid in the following manner: (i) 5% in cash, and (ii) 5% in the form of Company stock.  OFL is a related party that is partially owned and partially controlled by Imre Eszenyi, the interim Chairman and interim Vice
                                                President of the Company.

                         INSTRUCTION SHEET FOR INVESTOR

    (to be read in conjunction with the entire Securities Purchase Agreement)

A.   Complete the following items in the Securities Purchase Agreement:

          1. Provide the information regarding the Investor requested on the Signature Page to the Securities Purchase Agreement. Please submit a separate Securities Purchase Agreement for each individual fund/entity that will hold the Shares. The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.

          2. Return the signed Securities Purchase Agreement by fax and send the original signed Securities Purchase Agreement by overnight mail to:

                            Bartel Eng & Schroder
                            1331 Garden Hwy, Suite 300
                            Sacramento, CA  95833
                            Attn:  Deborah K. Seo, Esq.
                            Phone:  (916) 442-0400
                            Fax:  (916) 442-3442

     An executed original Securities Purchase Agreement or a fax thereof must be received by 2:00 p.m. Pacific Daylight Time on a date to be determined and distributed to the Investor.

B.   Funds for the purchase of Shares should be sent via wire transfer to:

               To:            Wells Fargo Bank, N.A.
               For:           Bartel Eng & Schroder FBO Chartwell International,
                              Inc. and 12840781
               ABA #:         121000248
               Account #:     0000841096, WFBS Clearing Account
               Attn:          Michael Kronbetter

C. To resell the Shares after the Registration Statement covering the Offering is effective:

          1. Provided that a Suspension of the Registration Statement pursuant to Section 6.2(c) of the Securities Purchase Agreement is not then in effect pursuant to the terms of the Securities Purchase Agreement, the Investor may sell Shares under the Registration Statement, subject to the notification provisions in the Securities Purchase Agreement, provided that it arranges for delivery of a current Prospectus to the transferee. Upon receipt of a written request by the Investor, the Company has agreed to provide an adequate number of current Prospectuses to each investor and to supply copies to any other parties requiring such Prospectuses.

          2. The Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached as Exhibit A to the Securities Purchase Agreement, so that the Shares may be properly transferred.

                          SECURITIES PURCHASE AGREEMENT
                                (Signature Page)
Chartwell International, Inc.
1124 Smith Street, Suite 304
Charleston, West Virginia 25301

Ladies & Gentlemen:

         The undersigned (the "Investor"), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement, including the Terms and Conditions set forth in Annex I (the "Terms and Conditions"), the Risk Factors set forth in Annex II (the "Risk Factors"), and exhibits, which are all attached hereto and incorporated herein by reference as if fully set forth herein (the "Agreement"), is made as of the date set forth below between Chartwell International, Inc., a Nevada corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to 10,000,000 shares of common stock of the Company, par value $0.001 per share of the Company (the "Common Stock") to certain investors in a private placement (the "Offering").

3. Pursuant to the Terms and Conditions, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor _____________ shares of common stock (the "Shares"), for a purchase price of $1.50 per share, for an aggregate purchase price of $____________; provided, however, in no event shall the Company sell and issue to the Investor a number of shares of Common Stock which would result in beneficial ownership by the Investor of more than 4.9% of the outstanding shares of Common Stock at any one time (the "Cap"). For purposes of this paragraph beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder. In the event that the Company is unable to sell to the Investor the entire number of Shares at one time as a result of the Cap, subject to the Cap the Company shall have the right to cause the Investor to purchase additional shares of Common Stock under the same terms as set forth herein (the "Additional Shares") from time to time until the Investor has purchased all of the Shares. The Investor shall purchase the Additional Shares within four (4) days after the respective demand letter to purchase Additional Shares is received by the Investor. Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof. Exceptions:

-------------------------------------------------------------------------------
(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex 1).

Date: June _____, 2005          Investor:---------------------------------------
                                By:---------------------------------------------
                                Print Name:-------------------------------------
                                Title:------------------------------------------
                                Address:----------------------------------------
                                Tax ID No.:-------------------------------------
                                Contact name:-----------------------------------
                                Telephone:--------------------------------------

AGREED AND ACCEPTED:
-------------------
CHARTWELL INTERNATIONAL, INC.

By:
    -----------------------------------------
    David C. Adams, Secretary

                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES

Investment in the Company involves a high degree of risk. Each Investor should carefully consider the risk factors set forth in Annex II in addition to the other information set forth in this Annex I before purchasing shares of the Company's Common Stock.

     1. Authorization and Sale of the Shares. Subject to these Terms and Conditions, the Company has authorized the sale of up to 10,000,000 shares of common stock of the Company, par value $0.001 per share of the Company, at $1.50 per share of common stock (the "Offering"). The Company reserves the right to increase or decrease this number.

     2. Agreement to Sell and Purchase the Shares.

        2.1 At each Closing (as defined in Section 3 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares, if applicable, set forth in Section 3 of the Signature Page to the Securities Purchase Agreement at the purchase price set forth thereon, provided, however, in no event shall the Company sell and issue to the Investor a number of shares of Common Stock which would result in beneficial ownership by the Investor of more than 4.9% of the outstanding shares of Common Stock at any one time (the "Cap"). For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder. In the event that the Company is unable to sell to the Investor the entire number of Shares at one time as a result of the Cap, subject to the Cap the Company shall have the right to cause the Investor to purchase additional shares of Common Stock under the same terms as set forth herein (the "Additional Shares") from time to time until the Investor has purchased all of the Shares. The Investor shall purchase the Additional Shares within four (4) days after the respective demand letter to purchase Additional Shares is received by the Investor.

        2.2 The Company may enter into the same form of Securities Purchase Agreement ("Agreements"), including these Terms and Conditions, with certain other investors (the "Other Investors") and expects to complete sales of shares of Common Stock to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors."

     3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares, which number of Shares may be adjusted by the Company as a result of the Cap (the "Closing") shall occur at the offices of the Company's counsel upon receipt of cleared funds and fully executed documents for the purchase of the Shares on each date set by the Company, provided that a closing shall occur no earlier than the date on which the Company's Amended and Restated Articles of Incorporation) effecting a 1-for-10 reverse stock split becomes effective and no later than June 30, 2005, which date may be extended by the Company at the sole discretion of the Company for a period of thirty (30) days. Within seven (7) days after each Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, each such certificate or certificates to be registered in the name of the Investor.

     The Company's obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of Signature Page to the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     The Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(1) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (2) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with its due diligence.

         4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

        4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently contemplated and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

        4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. The Shares being purchased by the Investor hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

        4.3 Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Shares under the Agreement assuming the 1 for 10 reverse stock split is effectuated, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not
(A) conflict with or constitute a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the material property or assets of the Company is subject.

        4.4 Capitalization. On April 5, 2005, the Board of Directors approved and on April 11, 2005, the Stockholders owning a majority of the outstanding shares of common stock of the Company approved an amendment to the Company's Articles of Incorporation to (a) increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares and (b) effect a 1-for-10 reverse stock split (the "Reverse Stock Split"). The amendment will be come effective upon the acceptance of the filing of the Amended and Restated Articles of Incorporation by the Nevada Secretary of State. As of April 19, 2005 there were 50,000,000 shares of the Company's common stock issued and outstanding, without giving effect to the Reverse Stock Split. The Company has no other securities outstanding and the Company has not issued any capital stock since that date. Except as set forth herein or contemplated by documents filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof (the Exchange Act Documents), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

        4.5  Legal  Proceedings.   There  is  no  material  legal  or
governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

        4.6 No Violations. The Company is not in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.


        4.7 Introduction Fee. In connection with this Offering and subject to the approval of the Company's Board of Directors, the Company will be paying Orchestra Finance, LLC ("OFL") and others a fee equal to a total of 10% of the gross proceeds received by the Company from the sale of the Shares for introducing or referring investors to the Company (the "Introduction Fee"), such Introduction Fee shall be paid in the following manner: (i) 5% in cash, and (ii) 5% in the form of Company stock. OFL is a related party that is partially owned and partially controlled by Imre Eszenyi, the interim Chairman and interim Vice President of the Company.

     5. Representations, Warranties and Covenants of the Investor.

        5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) ) the Investor has carefully read and fully understands the risks involved with an investment in the Company including, without limitation, the risks identified on Annex II, attached hereto, (iii) the Investor is acquiring the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) all of the representations made by the Investor are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; (vi) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (vii) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the Investor.

                  5.2 The Investor acknowledges that it has had access to the Exchange Act Documents and has carefully reviewed the same. The Investor further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Investor has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested. The Investor has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are speculative investments, which involve a high degree of risk of loss of the Investor's entire investment. Among others, the undersigned has carefully considered each of the risks identified under the caption "Risk Factors" in the Exchange Act Documents and Annex II.

        5.3 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

        5.4 The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 6.2(c). The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension. The overall commitment of the Investor to investments, which are not readily marketable, is not excessive in view of the Investor's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The Investor is able to bear the economic risk of an investment in the Securities.

        5.5 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

        5.6 Investor will not use any of the restricted Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

        5.6 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

     6. Registration of the Shares; Compliance with the Securities Act.

        6.1  Registration   Procedures  and  Other  Matters. The Company shall:

                (a) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare after its fiscal year and audit and file with the SEC a registration statement on Form SB-2 (the "Registration Statement") to enable the resale of the Shares by the Investors from time to time;

                (b) use its best efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective within 90 days after the Registration Statement is filed by the Company such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

                (c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor's Shares purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Shares purchased by such Investor in this Offering have been sold pursuant to a registration statement or exemption from registration;

                            (d) furnish to the Investor with respect to the
Shares registered under the Registration  Statement such number of copies of the

Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                            (e) file documents required of the Company for
normal blue sky clearance in states specified in writing by the Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 6.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                            (f) bear all expenses in connection with the
procedures in paragraph (a) through (e) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement;

                            (g) advise the Investor, promptly after it shall
receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

                            (h) use its best efforts to list its Common Stock on
the Nasdaq Small Cap Market or with any other securities exchange or recognized trading market on which the Company's Common Stock may then be listed, subject to the Company's ability to meet the listing requirements of such exchange.

     Notwithstanding anything to the contrary herein, the Company shall only be obligated to register the Shares on the Registration Statement. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8, without the prior written consent of a majority in interest of the Investors.

     The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.

                6.2     Transfer of Shares after Registration; Suspension.

                        (a) The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 6.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                        (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

                        (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

                        (d) Notwithstanding the foregoing paragraphs of this Section 6.2, the Investor shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors of the Company, upon the written opinion of counsel of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph 6.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

                        (e) Provided that a Suspension is not then in effect, the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefore, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

                        (f) In the event of a sale of Shares by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Shares may be properly transferred.

                6.3 Indemnification.

                        (a) The Company agrees to indemnify and hold harmless the Investor from and against any losses, claims, damages or liabilities to which such Investor may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein,
(ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Investor for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement or the failure of such Investor to comply with its covenants and agreements contained in Section 6.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor. The Company shall reimburse each Investor for the amounts provided for herein on demand as such expenses are incurred.

                        (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any breach of the representations or warranties of the Investor contained herein or failure to comply with the covenants and agreements of the Company contained herein, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Investor shall reimburse the Company for the amounts provided for herein on demand as such expenses are incurred.

                        (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                        (d) If the indemnification  provided for in this Section
6.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its Investor sale of Shares to which such loss relates and shall not be joint with any other Investors.

                        (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section
6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 6.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6.3 and further agree not to attempt to assert any such defense.

                        (f) For the purpose of this Section 6.3:

                                (i) the term  "Registration  Statement" shall
include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1; and

                                (ii) the term  "untrue  statement" shall include
any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                6.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 4 or this Section 5 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                6.5 Information Available.

                        (a) A copy of the Company Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Information Statements are available on the SEC's website at www.sec.gov (the "SEC Filings"); and

                        (b) Upon the request of the Investor, the Company will mail a copy of the SEC Filings and all other information that is made available to stockholders of the Company to the Investor; and

                        (c) Upon the reasonable written request of the Investor, the company will mail the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

     7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

                  (a) if to the Company, to:

                         Chartwell International, Inc.
                         1124 Smith Street, Suite 304
                         Charleston, West Virginia 25301
                         Attn: Mrs. Jan Seaton, Investor Relations
                         Fax: (304) 345-8704

                  (b) with a copy to:

                         Bartel Eng & Schroder
                         1331 Garden Hwy, Suite 300 Sacramento, CA  95833
                         Attn:  David C. Adams, Esq.
                         Phone:  (916) 442-0400
                         Fax:  (916) 442-3442

                  (c) if to the Investor, at its address on the signature
                      page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     13. Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

     14. Confidential Information. The Investor represents to the Company that, at all times during the Company's offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Shares until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

                                    ANNEX II
                                    ---------
                                  RISK FACTORS


You should carefully consider the risks we describe below before deciding to invest in the Shares. Our business and financial condition could be affected materially and adversely by any of the risks discussed below and any others not foreseen. This discussion contains forward-looking statements.

     Recent Change of Control; Discontinued Prior Operations. The Company recently experienced a change of control and discontinued all prior activities. As of March 2005, the Company has had no assets and no operations. In addition, the Exchange Act Documents filed prior to March 2005 will contain information which may no longer be applicable or relevant to the current and future business of the Company. Accordingly, the Investor has no relevant operating history from which to evaluate its business and prospects.

     Proposed Acquisition. In connection with the recent change of control, the Company has shifted its focus towards the acquisition of an operating business. On April 19, 2005, the Company entered into a letter of understanding with Rail Waste Holdings, LLC ("RWH"), pursuant to which the Company proposes to acquire RWH which has an operating business (the "Proposed Acquisition"). The completion of the Proposed Acquisition is subject to the satisfaction of a number of conditions. Although the acquisition of an operating business is part of the strategic business plan of the Company, there can be no assurance that the acquisition will occur or that the acquisition, if completed, will be successful.

     Operations and Management. Current management of the Company has no prior experience operating a business like RWH. Therefore the success of the Company will depend largely on the Company's ability to either hire qualified individuals to operate the Company or retain the existing management of RWH as personnel of the Company upon the consummation of the Proposed Acquisition. No assurance can be given that the Company will be able to retain RWH's personnel as its own personnel or attract qualified individuals to manage the Company. The failure of the Company to either retain or attract such personnel will have a material adverse effect on the Company's business and financial condition.

     Government Regulations. The waste management and rail-based transportation industry are subject to subject to extensive and evolving environmental laws and regulations, the enforcement of which has become increasingly stringent in recent years as a result of greater public interest in protecting the environment. These laws and regulations may impose substantial costs on the Company and affect the Company's business in many ways.

     If the Company implements its strategy for landfill ownership and operation, it will be necessary to obtain and maintain in effect one or more licenses or permits, as well as zoning, environmental and/or other land use approvals. These licenses or permits and approvals are difficult and time-consuming to obtain and renew and are frequently subject to opposition by various elected officials or citizens' groups.

     Additional Capital. The Company may need additional capital to achieve the objectives of its current business strategy. There is no assurance that the Company will obtain the additional capital required to successfully complete its business plan. The Company's inability to obtain such financing may have such a material adverse effect on its business or prospects, any of which could jeopardize an investment in the Company's Shares.

     Management Controlled. As of April 19, 2005, the Company's officers and directors as a group beneficially owned approximately 92.6% of the Company's common stock. As a result, acting together, they may be able to control or substantially influence the outcome of matters requiring approval by the stockholders of the Company, including the election of directors and approval of significant corporate transactions.

     Representations Concerning Suitability. The Company has made no representations or recommendations to the Investor concerning whether the purchase of the Shares is a suitable investment for the Investor. The Investor has the sole responsibility for determining whether this investment is suitable for the Investor. The Company is not responsible to the Investor for making any such determination.

     Due Diligence and Investigation. The offer and sale of the Shares are not underwritten by or being offered through investment bankers or underwriters. There has not been an independent review of matters covered in the Securities Purchase Agreement by any such professionals or other professionals. The Investor must rely solely upon their own investigation and analysis of the risks in making this investment decision.

     Dilution. Following this Offering and subsequent registration for resale, a significant number of shares of common stock of the Company will become available for sale and their sale could depress our common stock price. Further, no assurances can be given that the Company will not issue additional Shares which will have the effect of diluting the equity interest of Investor. Moreover, sales of a substantial number of shares of our common stock in the public market after the transaction contemplated by the Agreement could adversely affect the market price of our common stock and make it more difficult for us to sell shares of our common stock at times and prices that we determine to be appropriate.

     Limited Public Market. There is a limited public market for our common stock, and trading prices of our common stock may be volatile. Our common stock is currently traded on the Nasdaq OTC Bulletin Board and trading volume has been low. The Company can give no assurance that an active trading market for our common stock will develop, or if one develops, that trading will continue. Share Price. The price of the Shares has been determined by the board of directors after considering the amount of capital to be raised, similar transactions and the risk factors set forth herein, and does not directly correlate to market price, the operations or other financial of the Company. No assurances can be given that in the future the Company will not offer equity or debt instruments with purchase prices or conversion rates similar or less than the price of the Shares contained herein.

     Subject to Penny Stock Rules. SEC rules require a broker-dealer to provide certain information to purchasers of securities traded at less than $5.00, which are not traded on a national securities exchange or quoted on the Nasdaq Stock Market. Since the Nasdaq OTC Bulletin Board is not considered an "exchange," if the trading price of the Company's common stock remains less than $5.00 per share, the Company's common stock will be considered a "penny stock," and trading in the Company's common stock will be subject to the requirements of Rules 15g-9015g-9 under the Securities Exchange Act of 1934 (the "Penny Stock Rules"). The Penny Stock Rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also give bid and offer quotations and broker and salesperson compensation information to the prospective investor orally or in writing before or with the confirmation of the transaction. In addition, the Penny Stock Rules require a broker-dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction before a transaction in a penny stock. These requirements may severely limit the liquidity of securities in the secondary market because few broker-dealers may be likely to undertake these compliance activities. Therefore, unless an exemption is available from the Penny Stock Rules, the disclosure requirements under the Penny Stock Rules may have the effect of reducing trading activity in the Company's common stock, which may make it more difficult for investors to sell.

     Resale Restrictions. The Shares are not and will not be registered under the Securities Act of 1933 (the "Securities Act") nor under any state securities laws by reason of specific exemptions under the provisions of the Securities Act and applicable state securities laws. The Shares are, and will be, deemed "restricted Shares" and may not be sold, transferred or otherwise disposed of without an effective registration statement under the Securities Act or an exemption therefrom.

     No Escrow; Funds Immediately Available to Company. The funds to be raised in this offering will be immediately available to the Company and although the Company intends to use such funds in connection with the Proposed Acquisition, the Company will have the sole discretion as to the use of the funds.

     No Dividends. The Company has never paid any cash dividends on its common stock and may not pay cash dividends in the future. Instead, the Company intends to apply earnings to the expansion, development and growth of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price. The price may go down as well as up and may limit your ability to realize any value from your investment, including the initial purchase price.

                                    EXHIBIT A
                                    ---------
                         CERTIFICATE OF SUBSEQUENT SALE

Attn: Legal Department
[Address of Transfer Agent]

   RE: Sale of Shares to subscribe for Share of Common Stock of Chartwell International, Inc. (the "Company") pursuant to the Company's Prospectus dated _____________, ____ (the "Prospectus")

Dear Sir/Madam:

     The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):-------------------------------

Restricted Stock Certificate No.(s):--------------------------------------------

Number of Shares Sold:----------------------------------------------------------

Date of Sale:-------------------------------------------------------------------

     In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                            Very truly yours,



Dated:                      By:
      -------                  ------------------------------------------

                            Print Name: ---------------------------------
                            Title:---------------------------------------


cc:   David C. Adams, Company's Secretary and Director